CONFIDENTIAL PATENT PURCHASE AGREEMENT

This CONFIDENTIAL PATENT PURCHASE AGREEMENT (“Agreement”) is entered into on March 15, 2010 (“Effective Date”) by and between Microsoft Corporation with an office at One Microsoft Way, Redmond, WA 98052 (“Microsoft” or “Seller”), Microsoft Corporation’s Subsidiary, Microsoft Licensing, GP, a Nevada General Partnership having its primary place of business at 6100 Neil Road, Reno, Nevada, USA 89511 (“MLGP”) and Single Touch

Interactive, Inc., a Nevada corporation, having a primary place of business at 2235 Encinitas Blvd Suite 210, Encinitas, CA 92024 (“Purchaser”). Microsoft, MLGP, and Single Touch Interactive, Inc. may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

Seller owns U.S. Patent Nos. 5752186, 5867780, 6397057, 6411803, 6839556, and 7181200. Seller wishes to sell to Purchaser its entire right, title and interest in such patents and the rights, if any, to certain related patents (collectively “Patents” as defined below), the causes of action to sue for infringement thereof, and any other legal rights entitled by the original owner of the Patents under the law.

Purchaser wishes to purchase such Patents.

In consideration for the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as set forth herein.

AGREEMENT

1.	DEFINITIONS

1.1	“Affiliate” means any entity Controlling, Controlled by, or under common Control with, a Party.

1.2 “Closing Date” means the date on which Seller satisfies its delivery obligations under Section 3.1.

1.3 “Control” means the possession (directly or through one or more controlled intermediaries) of the power to direct or cause the direction of the management and policies of a legally recognizable entity, whether through the ownership of more than fifty percent (50%) of the voting shares or other voting interests, by contract, or otherwise.

1.4 “Licensed Products” means all software, services and other products of Microsoft and its Subsidiaries.

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1.5 “Patents” means: (a) U.S. Patent Nos. 5,752,186; 5,867,780; 6,397,057; 6,411,803; 6,839,556; and 7,181,200; (b) all reissues, reexaminations, continuations, continuations-in-part, divisionals and extensions of such patents, including any resulting patents issuing from any or all of the foregoing; and (c) foreign counterparts, if any, to any or all of the foregoing, including without limitation utility models, design patents, certificates of invention and equivalent rights worldwide.

1.6 “Purchaser’s Patent Applications” means: (a) U.S. Patent Application Nos. 11/413,241, filed April 28, 2006, Publication No. US2006-0223576; 12/034,518, filed February 28, 2008, Publication No. US-2008-0232572; and Application No. 12/057,046, filed March 27, 2008, Publication No. US-2008-0243616; (b) all reissues, reexaminations, continuations, continuations-in-part, divisionals and extensions of such patent applications, including any resulting patents issuing from any or all of the foregoing; and (c) foreign counterparts, if any, to any or all of the foregoing, including without limitation utility models, design patents, certificates of invention and equivalent rights worldwide.

1.7 “Subsidiary” means any entity Controlled by either Seller or Purchaser. An entity shall be deemed a Subsidiary only so long as such Control exists.

2.	TRANSFER OF PATENTS

2.1	Patent Assignment. Effective upon the Closing Date, Seller hereby sells, assigns,

transfers and conveys to Purchaser all right, title and interest it has in and to the Patents, including without limitation, any and all legal rights of Seller to sue for past, present and future infringement, to collect royalties under such Patents, to prosecute all existing Patents worldwide, to apply for additional Patents worldwide and to have Patents issue in the name of Purchaser.

2.2 Assignment of Causes of Action. Effective upon the Closing Date, Seller hereby sells, assigns, transfers and conveys to Purchaser all right, title and interest it has in and to all causes of action and enforcement rights it has, whether known, unknown, currently pending, filed, or otherwise, for the Patents, including without limitation all its rights to pursue damages, injunctive relief and other remedies for past, current and future infringement of the Patents. Purchaser understands that the Patents were at one time owned by another entity and as such, Seller may not have information on causes of action, if any, initiated by such entity.

3.	DELIVERY AND PAYMENT

3.1	Delivery on Closing. Seller shall execute an Assignment attached hereto as Exhibit A suitable for filing with the USPTO and other patent offices worldwide. On or within forty-five (45) days of the Effective Date, and provided Purchaser has made the First Installment payment set forth in Section 3.4, Seller shall send, via Federal Express or other reliable overnight and trackable delivery service, to Purchaser the executed original of the Assignment along with all files and original documents owned or controlled by Seller or its agents or attorneys regarding the Patents including, without limitation, any Letters Patents, assignments for the Patents, documents and materials evidencing dates of invention, prosecution history files, and an electronic copy of an updated Docket current as of the Closing Date.

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3.2 Continued Prosecution. Seller shall diligently continue to prosecute the Patents through the Closing Date and shall pay any maintenance fees, annuities and the like for which the fee is payable (e.g., the fee payment window opens) on or prior to the Closing Date.

3.3 Cooperation After Closing Date. Seller further covenants and agrees that after the Closing Date, it will upon request, execute and deliver to Purchaser any other reasonably requested documents and materials that Purchaser reasonably believes are necessary for Purchaser to perfect its title in the Patents.

3.4 Payment. In consideration for the assignment of such rights, title and interest in the Patents and the other obligations of Seller as set forth in this Agreement, Purchaser shall pay MLGP the total sum of [REDACTED]

Purchaser shall make such payments in immediately available funds by wire transfer following the instructions on the invoice provided by MLGP for such payment. Remittance detail for wire transfers must also be sent by email to spagpay@microsoft.com. Purchaser may not sell, assign, nor encumber the Patents (or any subset thereof) until Purchaser has paid MLGP the total sum of [REDACTED]. For avoidance of doubt, Purchaser may enter into license agreements regarding any rights it may have regarding the Patents.

4.	TERMINATION FOR FAILURE TO PAY

4.1	In the event that Seller does not receive all payments within the timeframes set forth in

Section 3.4(a) -(c) or Purchaser defaults on its Service Commitment, Seller may, at its option, immediately terminate this Agreement (and rescind the assignments of Section 2, and the Assignment executed in the form attached hereto as Exhibit A) upon written notice to the Purchaser and Purchaser will, at its own expense, return all documents and materials provided by Seller within five (5) business days from the date of notice of termination. Upon such termination and rescission, any payments or other consideration provided by Purchaser to Seller shall be non-refundable.

4.2 Either Purchaser or Seller may terminate this Agreement only in the event that the other party breaches any provision of this Agreement and such breach has not been remedied within 30 days of written notice.

5.	LICENSE AND PRE-EXISTING COMMITMENTS

5.1	License Back to Seller. As of the Closing Date, Purchaser hereby grants to Microsoft and its current and future Subsidiaries, under the Patents, and for the lives thereof, a worldwide, irrevocable, fully paid-up, royalty-free, perpetual, non-exclusive past release and future license to make, have made, use purchase, provide, sell, offer for sale, lease, import, export, host, and otherwise distribute any past, present or future technology, software, products, equipment or services of Microsoft and such Subsidiaries (including without limitation any past, present or future combinations of the foregoing, collectively “Seller’s Covered Technology”), and to practice any method or process. This license extends to and includes third parties to which Microsoft or such Subsidiaries provide the Seller’s Covered Technology (including, without limitation, any customers, suppliers, licensees, distributors, and end-users of Microsoft or such Subsidiaries) in connection with their authorized manufacture, having manufactured (including

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software replication under license), purchase, provision, use, sale, offer for sale, lease, distribution, hosting, exportation, or importation of any of Seller’s Covered Technology. Without limiting the foregoing, the license granted hereunder includes Microsoft’s and such Subsidiaries’ right to supply Seller’s Covered Technology as components for use in their intended manner in combination with other products and services so long as for any given Patent such Seller’s Covered Technology constitutes a material part of the inventions patented under such Patent; provided, however, that no license, covenant or other Patent rights are being provided to any unlicensed third party components per se. For the life of the Patents, Purchaser (on behalf of itself and any assignees) also covenants not to rely on any of Seller’s Covered Technology (in whole or in part) to meet any element of any infringement claim of the Patents against Seller, its Subsidiaries or any third party. For the avoidance of doubt, the foregoing does not grant Seller any rights to sublicense the Patents apart from Seller’s Covered Technology

5.2 Pre-existing Commitments. As a condition on the assignment of rights in Section 2, Purchaser hereby agrees, with respect to the Patents, (i) to comply with all pre-existing license and patent covenant commitments of Seller and MLGP and (ii) not to bring a lawsuit or other legal proceeding (or otherwise assert the Patents) based on the products or services distributed or provided by the entities listed or otherwise covered in Exhibit C. Seller represents that Purchaser’s compliance with the foregoing will not require payment on the part of Purchaser. None of the licenses or covenant commitments to entities listed on Exhibit C is an exclusive grant or right, none is transferable (except to Affiliates or in the case of spin-offs or acquisition) and none is sublicensable (except to Affiliates or in connection with software replication under license). However, to the extent any Patents were owned by another entity prior to Seller obtaining ownership, Seller may not have full visibility (for instance, due to confidentiality restrictions) into the licensing arrangements between such entity and any entities, and accordingly, Purchaser understands that such entities may or may not be fully licensed or otherwise covered under the Patents.

5.3 License Grants. Purchaser on behalf of itself and its present and future Subsidiaries grants to Seller and its current and future Subsidiaries as of the Effective Date, a worldwide, non-sublicensable, non-exclusive, and non-transferable past release and future license under Purchaser’s Patent Applications to (i) make, have made (exclusively for Microsoft and such Subsidiaries in accordance with Microsoft’s or such Subsidiaries’ design and solely for distribution by or on behalf of Microsoft or such Subsidiaries under a such entity brand), use, lease, import, offer for sale, sell, supply, render, otherwise transfer, and promote the commercialization of, Seller’s Covered Technology.

6.	SERVICE COMMITMENT

6.1	Purchaser agrees to reserve the following abbreviated dialing codes for a period of five (5) years for use by Microsoft or its Subsidiaries: [REDACTED] For the avoidance of doubt,

the reservation of such abbreviated dialing codes includes setup and program fees.

6.2 Following the payment of the first installment pursuant to Section 3.4, the Purchaser may issue a press release in the form reflected in Exhibit B.

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7.	REPRESENTATIONS AND WARRANTIES

7.1	Seller hereby represents and warrants to Purchaser (but only to the best of Seller’s knowledge with respect to the Patents) that:
(a)	Authority. Seller has the right and authority to enter into this Agreement and to carry out its obligations hereunder and requires no third party consent, approval, and/or other authorization to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, the assignment of the Patents to Purchaser.

(b)	Title and Contest. Seller has good and marketable title to the Patents, including without limitation all rights, title, and interest in the Patents and the right to sue for past, present and future infringement thereof. Seller has obtained and properly recorded previously executed assignments for the Patents as necessary to fully perfect Seller’s rights and title therein in accordance with governing law and regulations in each respective jurisdiction. The Patents are free and clear of all liens, mortgages, security interests or other encumbrances (not including existing licenses and patent covenant commitments described in Sections 5.2 and 7.1(c)) and restrictions on transfer. There are no actions, suits, investigations, communications, correspondence, claims or proceedings threatened, pending or in progress relating in any way to the Patents. Without limiting the foregoing, there are no outstanding payments or other consideration due or owing with respect to the Patents.

(c)	Existing Licenses. The Patents have been licensed and covenanted to multiple third parties as part of broader cross license arrangements but not as single patent licenses. Such license arrangements are all non-exclusive and preclude licensees from granting sublicenses under the Patents other than to subsidiaries or assigning the license arrangements subject to various changes of control provisions. Seller has undertaken a good faith review within Seller’s Intellectual Property and Licensing department to identify pre-existing zero-royalty patent license and covenant commitments, and to the best of Seller’s knowledge, all entities to which Seller has provided such identified pre-existing commitments are listed on Exhibit C hereof. There are no exclusive licenses or exclusive covenant commitments with respect to the Patents.

(d)	Restrictions on Rights - Standards. Seller has not made any commitments to any standards or other organization regarding licensing or not asserting the Patents, and is not otherwise obligated to license or refrain from asserting the Patents in that regard.

(e)	Fees. All maintenance fees, annuities, and the like due on the Patents have been timely paid.

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	(f)	Validity and Enforceability. The Patents have never been found invalid or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding.

7.2	Purchaser to the best of its knowledge hereby represents and warrants to Seller that:

	(a)	Purchaser has the right and authority to enter into this Agreement and to carry out its obligations hereunder, including, without limitation, making the Payment under Section 3.4.

	(b)	Purchaser understands and agrees that it has no authority or ability to grant any rights, licenses or covenants under the Patents to anyone prior to the Closing Date and no rights, licenses or covenants will be granted (automatically or otherwise) to anyone, including licensees or investors of Purchaser or its Affiliates, prior to the Closing Date.

8.	MISCELLANEOUS

8.1	Applicable Law. The validity, construction, and performance of this Agreement shall be governed by and construed first in accordance with the federal laws of the United States to the extent federal subject matter jurisdiction exists, and second in accordance with the laws of the State of New York, exclusive of its choice of law rules. With respect to all civil actions or other legal or equitable proceedings directly arising between the Parties or any of their Affiliates under this Agreement, the Parties consent to exclusive jurisdiction and venue in the United States District Court for the Southern District of New York (the “Forum”) unless no federal jurisdiction exists, in which case the Parties consent to exclusive jurisdiction and venue in the Supreme Court of New York located in New York County of New York (the “Alternate Forum”). All Parties irrevocably consent to personal jurisdiction and waives the defense of forum non conveniens in the Forum, or Alternate Forum, if applicable, with respect to itself and its Affiliates. Process may be served on all Parties in the manner authorized by applicable law or court rule.

8.2 LIMITATION ON CONSEQUENTIAL DAMAGES. EXCEPT IN THE CASE OF FRAUD, NO PARTY SHALL BE LIABLE TO THE OTHER FOR LOSS OF PROFITS, OR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL DAMAGES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

8.3 LIMITATION OF LIABILITY. EXCEPT IN THE CASE OF FRAUD, WITHOUT WAIVING ANY OTHER RIGHTS OF THE PARTIES, INCLUDING ANY RIGHT TO SEEK SPECIFIC PERFORMANCE OR SEEK OTHER EQUITABLE RELIEF, NO PARTY’S TOTAL LIABILITY (INCLUDING PAYMENT OBLIGATIONS) UNDER THIS

AGREEMENT SHALL EXCEED THE PAYMENT AMOUNTS REQUIRED PURSUANT TO SECTIONS 3.4. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON

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POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

8.4 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. THE PARTIES TO THIS AGREEMENT DO NOT MAKE ANY REPRESENTATION OR WARRANTY EXCEPT FOR THEIR RESPECTIVE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 7, AND EACH PARTY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF

MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 7, THE PARTIES DO NOT GIVE THE OTHER PARTIES ANY ASSURANCES (A) REGARDING THE PATENTABILITY OF ANY CLAIMED INVENTION IN, OR THE VALIDITY OF, ANY PATENT OR (B) THAT MANUFACTURE, USE, SALE, OFFERING FOR SALE, IMPORTATION, EXPORTATION OR OTHER DISTRIBUTION OF ANY PRODUCT OR METHOD DISCLOSED AND CLAIMED IN ANY PATENT WILL NOT CONSTITUTE AN INFRINGEMENT OF THE INTELLETUAL PROPERTY RIGHTS OF OTHER PERSONS. EXCEPT AS

SPECIFICALLY PROVIDED IN SECTION 7 HEREOF, THE PATENTS ARE SOLD “AS IS” WITHOUT ANY FURTHER REPRESENTATION OR WARRANTY.

8.5 Compliance with Laws. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the Parties shall be subject to all laws, present and future, of any government having jurisdiction over the Parties and this transaction, and to orders, regulations, directions or requests of any such government.

8.6 SALE. PURCHASER ACKNOWLEDGES THAT IT HAS HAD SUFFICENT OPPORTUNITY TO PERFORM, AND HAS PERFORMED, APPROPRIATE DUE DLILIGENCE REGARDING THE PATENTS TO THE SATISFACTION OF PURCHASER, AND ACCORDINGLY, ALL SALES ARE FINAL AFTER EXECUTION OF THIS

AGREEMENT, PROVIDE THAT THE FOREGOING SHALL NOT LIMIT ANY LIABILITY RESULTING FROM A BREACH OF THIS AGREEMENT.

8.7 Confidentiality of Terms. The mere existence of this Agreement (including, without limitation, the title of this Agreement, the identification of the Parties, and that the Patents were assigned hereunder by Seller to Purchaser) is not confidential. Also, the Parties may disclose and file Exhibit A with the United States Patent and Trademark Office. However, the specific terms of this Agreement (including, without limitation, the fees payable to Seller under this Agreement) are confidential and shall not be disclosed except: (a) as may be required by applicable law; (b) as may be required by judicial or governmental order (provided that the disclosing Party gives the other Parties reasonable notice to enable it to seek a protective order, or obtains written assurance that the Agreement will receive the highest level of applicable protection); (c) by written consent of the other Parties; or (d) to any third party proposing to enter into a business transaction with a Party, but only to the extent reasonably necessary for carrying out the proposed transaction and only under terms of a written confidentiality agreement that limits the disclosure of this Agreement to personnel necessary to carry out the proposed transaction.

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8.8 Entire Agreement. The terms and conditions of this Agreement, including its exhibit, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous oral agreements, understandings, negotiations and discussions. None of the Parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No amendments or modifications shall be effective unless in writing signed by authorized representatives of all of the Parties. These terms and conditions will prevail notwithstanding any different, conflicting or additional terms and conditions which may appear on any purchase order, acknowledgment or other writing not expressly incorporated into this Agreement. This Agreement may be executed in two (2) or more counterparts, all of which, taken together, shall be regarded as one and the same instrument. While there are no third party beneficiaries to this Agreement, the provisions herein relating to pre-existing commitments and entities covered thereunder, including without limitation Section 5.2 and those entities listed in Exhibit C hereof, shall be enforceable in accordance with their terms.

8.9 Notices: All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and shall be delivered by hand, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

If to Purchaser	If to Seller or MLGP
Single Touch Interactive, Inc.	Microsoft Corporation
2235 Encinitas Blvd Suite 210	One Microsoft Way
Encinitas, CA 92024	Redmond, WA 98052
Attn:	Attn: Director of IP Licensing

Such notices shall be deemed served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either Party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such Party at such changed address.

8.10 Relationship of Parties. The Parties hereto are independent contractors. None of the Parties have any express or implied right or authority to assume or create any obligations on behalf of the others or to bind the other to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or agency relationship between Seller and Purchaser.

8.11 Severability. The terms and conditions stated herein are declared to be severable. If any paragraph, provision, or clause in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable and the Parties shall use good faith to negotiate a substitute, valid and enforceable provision which most nearly effects the Parties' intent in entering into this Agreement.

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8.12 Waiver. Failure by any Party to enforce any term of this Agreement shall not be deemed a waiver of future enforcement of that or any other term in this Agreement.

8.13 Assignment of Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon any successors, assigns and other legal representatives of the Parties.

     In witness whereof, the Parties have executed this Patent Purchase Agreement as of the Effective Date:

Single Touch Interactive, Inc	Microsoft Corporation

/s/Anthony G. Macaluso	/s/__ D.Bartey Eppenauer

Signature	Signature
Anthony G. Macaluso	_ D.Bartey Eppenauer_______________

Printed Name	Printed Name
Founder	_Chief Patent Counsel, Asst. Secretary_____

Title	Title
3/16/2010	3/16/2010

Date	Date
Microsoft Licensing, GP

/s/ Mesfin Felleke

Signature
Mesfin Felleke

Printed Name
Program Manager, Compliance

Title
Mar. 17 2010

Date

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Exhibit A ASSIGNMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, Microsoft Corporation., having an office at One Microsoft Way, Redmond, WA 98052

("Assignor"), does hereby sell, assign, transfer and convey unto Single Touch Interactive, Inc., a Nevada corporation, having a primary place of business at 2235 Encinitas Blvd Suite 210, Encinitas, CA 92024 ("Assignee") or its designees, all of Assignor's entire right, title and interest in and to (a) all patents and patent applications listed below; (b) all reissues, reexaminations, continuations, continuations-in-part, divisionals and extensions (collectively “related cases”) of such patents and patent applications; and (c) foreign counterparts to any or all of the foregoing, including without limitation utility models design patents, certificates of invention and equivalent rights worldwide; (collectively "Patent Rights"):

Patent No.	Serial No.	Country	Filing	Issue Date	Title
Date

5,752,186	08/475,800	US	06/07/1995	05/12/1998	ACCESS FREE WIRELESS
TELEPHONY FULFILLMENT
SERVICE SYSTEM

5,867,780	08/993,224	US	12/18/1997	02/02/1999	ACCESS FREE WIRELESS
TELEPHONY FULFILLMENT
SERVICE SYSTEM

6,397,057	08/998,183	US	12/24/1997	05/28/2002	SYSTEM AND METHOD OF
PROVIDING ADVERTISING
INFORMATION TO A
SUBSCRIBER THROUGH A
WIRELESS DEVICE

6,411,803	09/420,034	US	10/18/1999	06/25/2002	SYSTEM AND METHOD OF
PROVIDING SERVICE
INFORMATION TO A
SUBSCRIBER THROUGH A
WIRELESS DEVICE

6,839,556	10/104,867	US	03/22/2002	01/04/2005	SYSTEM AND METHOD OF
PROVIDING INFORMATION TO A
SUBSCRIBER THROUGH A
WIRELESS DEVICE

7,181,200	10/984,166	US	11/09/2004	02/20/2007	METHOD OF PROVIDING
INFORMATION TO A TELEPHONY
SUBSCRIBER

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10/989,817	US	11/16/2004		METHOD OF PROVIDING
INFORMATION TO A TELEPHONY
SUBSCRIBER

10/453,452	US	06/03/2003		METHOD OF PROVIDING
INFORMATION TO A TELEPHONY
SUBSCRIBER

10/104,197	US	03/22/2002	Abandoned	SYSTEM AND METHOD OF
PROVIDING INFORMATION TO A
SUBSCRIBER THROUGH A
WIRELESS DEVICE

In addition, Assignor agrees to and hereby does sell, assign, transfer and convey unto Assignee all rights (i) in and to causes of action and enforcement rights for the Patent Rights including all rights to pursue damages, injunctive relief and other remedies for past, present and future infringement of the Patent Rights, (ii) the right to apply (or continue prosecution) in any and all countries of the world for patents, design patents, utility models, certificates of invention or other governmental grants for the Patent Rights, including without limitation under the Paris Convention for the Protection of Industrial Property, the International Patent Cooperation Treaty, or any other convention, treaty, agreement or understanding, and (iii) the rights, if any, to revive prosecution of any abandoned Patent Rights.

Assignor also hereby authorizes the respective patent office or governmental agency in each jurisdiction to issue any and all patents or certificates of invention or equivalent which may be granted upon any of the Patent Rights in the name of Assignee, as the assignee to the entire interest therein.

The terms and conditions of this Assignment shall inure to the benefit of and be binding upon Assignee, its successors, assigns and other legal representatives, and shall inure to the benefit of and be binding upon Assignor, its successor, assigns and other legal representatives.

IN WITNESS WHEREOF this Assignment of Patent Rights is executed at Redmond, WA

on	March 16, 2010	.

ASSIGNOR
By:	/s/__ D.Bartey Eppenauer

Name:	D.Bartey Eppenauer

Title:	Chief Patent Counsel, Asst. Secretary

	(Signature MUST be notarized)	[Notary Seal] /s/Marcia Lynn O’Brian 3/16/2010
Microsoft Confidential

Exhibit B Press Release

     Single Touch Interactive, Inc (SITO) announced that it has signed a patent sale and license agreement with Microsoft Corporation (MSFT). The agreement included the sale of six Abbreviated Dialing Code US Patents by Microsoft to Single Touch Interactive, with a license back to Microsoft, and a license under pending applications held by Single Touch Interactive in the Abbreviated Dialing Code space. Further, Microsoft has reserved a number of Abbreviated Dialing Codes it may choose to use at some future point in time. “The sale allows Single Touch to broaden our lead in the Abbreviated Dialing Code arena” said Anthony Macaluso Chairman of Single Touch Interactive (SITO) Abbreviated Dialing Codes are short telephone numbers such as 411 that may also spell a brand name. This easy form of dialing was introduced by Single Touch in 2005 and continues to gain momentum for mobile telephone subscribers. Specific terms of the agreement are confidential.

     “Microsoft actively manages its patent portfolio and sells patents that are not core to its business strategy,” said David Kaefer, general manager of IP licensing at Microsoft. “We’re pleased to sell these abbreviated dialing patents to Single Touch Interactive and to enter into a related licensing agreement.”

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Exhibit C
[REDACTED]

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